EXHIBIT 10.1

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this “Agreement”) is entered into as of July 29, 2025, (the “Execution Date”) by and among, on one hand, NeuralBase AI Ltd., a Nevada corporation (“Buyer”), and Ahmed Mohammed Zaheer Uddin, an individual, (“Seller”). Buyer and Seller are sometimes referred to herein individually as a “Party” and collectively as the “Parties” to this Agreement. The capitalized terms used herein and not otherwise defined herein have the meanings given to such terms as set forth in Appendix A hereto.

RECITALS

WHEREAS, Seller holds various proprietary artificial intelligence (“AI”) assets relating to an AI powered mobile health diagnostics platform known as HeartEase – AI-Powered Early Detection of Heart Abnormalities. HeartEase is a mobile and AI-driven diagnostic platform designed to detect early signs of heart conditions using nothing more than a smartphone's built-in microphone (collectively, all assets held by Seller and all related proprietary and non-proprietary technology, know-how, and all other facets of Seller’s operations are referred to hereinafter as the “Acquired Assets”); and,

WHEREAS, upon the terms and subject to the conditions set forth herein, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer the Acquired Assets in exchange for the consideration set forth herein, on the terms and subject to the conditions set forth herein (the “Asset Purchase”); and,

WHEREAS, Seller acknowledges that any and all rights, title and/or privilege, are being forever discharged, sold and transferred to Buyer; and,

WHEREAS,prior to Closing, Seller’s management shall enter into certain agreements relating to the continued operation of the Acquired Assets and shall assume certain management and board positions with the Buyer; and,

WHEREAS, the foregoing recitals are true and accurate and express the intentions of the Parties hereto and are hereby incorporated by this reference into the Agreement; and,

NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein, and other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

1.1 Definitions and Interpretation. Unless otherwise expressly provided to the contrary in this Agreement (a) capitalized terms used herein shall have the meanings set forth in Section 1.2, unless the context otherwise requires and (b) this Agreement shall be interpreted in accordance with the provisions set forth in Section 1.3.

1.2 Definitions. Subject to Section 1.3 below, the following terms shall have the following definitions when used in the Agreement:

(a) “Acquired Assets” means all of the following assets, properties, interests and other rights of Seller to the extent that such assets, properties and rights exist as of the Closing Date: (i) all Permits; (ii) all Books and Records set forth on Schedule 1.1, to the extent transferrable under applicable Law (the “Acquired Records”); (iii) all information technology hardware set forth on Schedule 1.1; and (iv) the other assets set forth on Schedule 1.1.

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(b) “Affiliate” means, as to any Party, any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Party. For purposes of this definition, an entity shall be deemed to be “controlled by” a Person if the Person possesses, directly or indirectly, power either to (a) vote fifty percent (50%) or more of the securities (including convertible securities) of such entity having ordinary voting power or (b) direct or cause the direction of the management or policies of such entity whether by contract or otherwise; and, as to a Party who is a natural Person, such Person’s spouse, siblings and lineal descendants.

(c) “Bill of Sale, Assignment and Assumption Agreement” means the agreement substantially in the form set forth in Exhibit A.

(d) “Books and Records” means all books, files, papers, ledgers, correspondence, databases, information systems, programs, materials, documents and records, including, without limitation, as applicable, all records and documents relating to the Acquired Assets and the Assumed Liabilities (including, without limitation, the purchasing, sales and return materials authorization records, testing records for all the products, vendor and pricing lists, accounting, financial and business records, billing records, product documentation, inventory records, product specifications, research and development records, manuals, marketing requirement documents, end user documentation, packaging materials, brochures, user manuals, graphics and artwork), on whatever medium.

(e) “Business Day” means any day other than a Saturday, a Sunday, or a day on which commercial banks in New York, NY are closed.

(f) “Buyer Indemnified Party” means Buyer, its Affiliates and their respective successors and assigns, and the officers, directors, employees and stockholders of Buyer and its Affiliates.

(g) “Closing” means the closing of the transactions contemplated by this Agreement.

(h) “Code” means the Internal Revenue Code of 1986, as amended.

(i) “Contract” means any note, bond, mortgage, debt instrument, security agreement, contract, license, lease, sublease, covenant, commitment, guarantee, power of attorney, proxy, indenture, purchase and sale order, or other agreement or arrangement, oral or written, to which either Party is currently a party or by which such Party or any of its respective assets or property are currently bound, including any and all amendments, waivers or other changes thereto that is used in the operation Acquired Assets.

(j) “Customer” means Seller’s clients or customers, other than Buyer.

(k) “Customer Contracts” means the Contracts between Seller and its Customers.

(l) “Damages” means all Liabilities, losses, claims, damages, causes of actions, lawsuits, administrative Proceedings (including informal Proceedings), investigations, audits, demands, assessments, adjustments, judgments, settlement payments, deficiencies, penalties, fines, Taxes, and costs and expenses (including, without limitation, reasonable and documented attorneys’ fees).

(m) “Encumbrance” means any claim, lien, pledge, assignment, option, charge, easement, license, restraint, security interest, right-of-way, encumbrance, mortgage, or other right or obligation (including, without limitation with respect to Intellectual Property Rights, any license, covenant, release, or immunity).

(n) “Excluded Assets” means all assets, properties, or rights of Seller other than the Acquired Assets, which shall be excluded from the Acquired Assets and retained by Seller.

(o) “Excluded Liabilities” means all Liabilities of Seller other than the Assumed Liabilities, including but not limited to, (i) all Liabilities arising out of the ownership or operation, use, possession or condition of the Acquired Assets prior to the Closing; (ii) any Liability arising in connection with any Excluded Asset; (iii) any Liability that arises after the Closing but that arises out of or relates to any breach of, or failure to perform or comply with, any covenant or obligation by Seller that occurred prior to the Closing; (iv) any Liabilities under the material Contracts to which Seller is a Party relating to the Acquired Assets arising under any period prior to Closing; and (v) subject to Section 5.5, all Liabilities for Taxes relating to the Acquired Assets or the Assumed Liabilities for any taxable period beginning before the Closing Date and for Taxes for which Seller is liable pursuant to this Agreement.

(p) “Execution Date” has the meaning given to such term in the Preamble.

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(q) “Fraud” means, with respect to a Party, an actual and intentional misrepresentation of a material existing fact with respect to the making of any representation or warranty in Article III or Article IV made by such Party.

(r) “GAAP” means United States generally accepted accounting principles, consistently applied.

(s) “Governmental Authority” or “Governmental Authorities” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Person and any court or other tribunal and including any arbitrator and arbitration panel); in each of the foregoing cases with the authority to legally bind the applicable party.

(t) “Intellectual Property Rights” means the following subsisting throughout the world: (a) Patent Rights; (b) Trademarks and all goodwill of the business symbolized by the Trademarks; (c) copyrights, works of authorship, copyrightable works, including, but not limited to, Software, designs, data and database rights and registrations and applications for registration thereof, including moral rights of authors; (d) inventions, invention disclosures, and statutory invention registrations, whether or not reduced to practice; (e) trade secrets, know-how, processes and techniques, research and development information, financial, marketing and business data, pricing and cost information, business and marketing plans, and Customer and supplier lists and information, and other proprietary information or materials, whether patentable or nonpatentable and whether copyrightable or noncopyrightable; and (f) other intellectual property and proprietary rights relating to any of the foregoing (including remedies against infringement thereof and rights of protection of interest therein under the Laws of all jurisdictions), including, but not limited to, rights to recover for past, present and future violations thereof.

(u) “IRS” means the Internal Revenue Service or any successor agency thereto.

(v) “Knowledge” means the actual knowledge of the Seller after reasonable inquiry; and (ii) with respect to Buyer, the actual knowledge of the Buyer, after reasonable inquiry.

(w) “Law” or “Laws” means all laws, statutes, ordinances, rules, and regulations of any Governmental Authority, including all orders, judgments, injunctions, awards, decisions, or decrees of any court having effect of law.

(x) “Liability” or “Liabilities” means any liability, claim, loss, Damage, deficiency, cost, expense, Tax, debt, obligation, or responsibility, either accrued, absolute, contingent, mature, unmatured or otherwise and whether known or unknown, fixed or unfixed, choate or inchoate, liquidated, or unliquidated, secured, or unsecured.

(y) “Material Adverse Effect” means any fact, event, circumstance or effect that (individually or when considered in the aggregate with all other such facts, events, circumstances or effects) would reasonably be expected to result in, a material adverse effect on, or a material adverse change to, the financial condition, results of operations or technology as currently conducted, or the right or ability of Seller to consummate the transactions contemplated hereby.

(z) “Permits” means all permits, licenses, franchises, accreditations, approvals, authorizations, insurance, and other registrations, certificates, variances, and similar rights obtained, or required to be obtained, from Governmental Authorities or, in the case of any accreditations, any private accrediting body.

(aa) “Permitted Encumbrances” means (a) Encumbrances that will be released prior to or as of the Closing; (b) Encumbrances set forth on Schedule 1.3; and (c) Encumbrances arising under original purchase price conditional sales contracts and equipment operating leases with third parties entered into in the ordinary course of business.

(bb) “Person” means any person, limited liability company, partnership, trust, unincorporated organization, corporation, association, joint stock company, business, Governmental Authority, or other entity.

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(cc) “Proceeding” means any judicial or administrative action, arbitration, claim, demand, hearing, investigation, litigation, proceeding or suit, whether civil, criminal, or administrative, and whether commenced, brought, conducted, or heard by or before any Governmental Authority or arbitrator.

(dd) “Representatives”, with respect to any Person, means the directors, officers, employees, consultants, agents, or other representatives thereof (including legal counsel, accountants, financial advisors, investment bankers and brokers).

(ee) “Seller” has the meaning given to such term in the Preamble.

(ff) “Seller Indemnified Party” means Seller, its Affiliates, and their respective successors and assigns, and the officers, directors, employees, stockholders and members of Seller and its Affiliates.

(gg) “Software” means computer software code, applications, utilities, development tools, diagnostics, databases, and embedded systems, whether in source code, interpreted code or object code form.

(hh) “Tax” or “Taxes” means any tax or duty or similar governmental fee, levy, assessment or charge of any kind whatsoever imposed by a Governmental Authority, including, without limitation, all income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, ad valorem, value added, inventory, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, unclaimed property, escheat, sales, use, transfer, registration, alternative or add-on minimum, or estimated tax, together with any penalties, additions to tax or additional amounts arising with respect to the foregoing or the obligation to file Tax Returns, and any interest on any of the foregoing.

(ii) “Tax Return” means any report, return, statement, claim for refund, election, declaration, or other information with respect to any Tax required to be filed or actually filed with a taxing authority, including any schedule or attachment thereto, and including any amendment thereof.

(jj) “Trademarks” means any trademarks (whether or not registered), service marks, trade dress, trade names, logos, Domain Names, URLs, corporate names, doing business as designations (DBAs), and fictitious names, together with all of the goodwill of the business symbolized thereby.

(kk) “Transaction Agreements” means this Agreement and each of the other agreements, certificates, documents, and instruments contemplated hereby and thereby, including all Annexes, Schedules, and Exhibits attached hereto and thereto.

(ll) “Transfer Taxes” means any transfer, documentary, sales, use, stamp, registration or other similar Taxes and fees, together with any penalties, additions to tax or additional amounts arising with respect to the foregoing or the obligation to file Tax Returns, and any interest on any of the foregoing.

1.3 Interpretations. Unless expressly provided for elsewhere in this Agreement, this Agreement shall be interpreted in accordance with the following provisions:

All references herein to Articles, Sections, Exhibits and Schedules are to Articles and Sections of and Exhibits and Schedules attached to and forming part of this Agreement, unless the contrary is specifically stated;

(1) The headings of the Articles, Sections and subsections of this Agreement and the headings contained in the Exhibits and Schedules hereto are inserted for convenience of reference only and shall not in any way define or affect the meaning, construction, or scope of any of the provisions hereof or thereof;

(2) A defined term has its defined meaning throughout this Agreement and each Exhibit and Schedule to this Agreement, regardless of whether it appears before or after the place where it is defined;

(3) In the event of any conflict between the main body of this Agreement and the Exhibits and Schedules hereto, the provisions of the main body of this Agreement shall prevail;

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(4) Except where specifically stated otherwise, any reference to any statute, regulation, rule, or agreement shall be a reference to the same as amended, supplemented, or re-enacted from time to time;

(5) Whenever the words “include,” “including,” or “includes” appear in this Agreement, they shall be read as if followed by the words “without limitation” or words having similar import;

(6) Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa;

(7) A reference to any agreement or document (including a reference to this Agreement) is to the agreement or document as amended, varied, supplemented, novated, or replaced, from time to time, except to the extent prohibited by this Agreement or that other agreement or document;

(8) A reference to any party to this Agreement or another agreement or document includes the party’s permitted successors and assigns;

(9) A reference to a writing includes a facsimile transmission of it and any means of reproducing of its words in a tangible and permanently visible form;

(10) A reference to a statute, regulation or law shall include any amendment thereof or any successor thereto and any rules and regulations promulgated there under;

(11) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(12) Unless otherwise specified, all references to a specific time of day in this Agreement shall be based upon Eastern Standard Time or Eastern Daylight Savings Time, as applicable on the date in question;

(13) References to “$” or to “dollars” shall mean the lawful currency of the United States of America;

(14) No action shall be required of the Parties except on a Business Day and in the event an action is required on a day which is not a Business Day, such action shall be required to be performed on the next succeeding day which is a Business Day;

(15) All references to “day” or “days” shall mean calendar days unless specified as a “Business Day;” and,

(16) Time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the time period commences and including the day on which the time period ends and by extending the period to the next Business Day following if the last day of the time period is not a Business Day.

ARTICLE II

PURCHASE AND SALE OF ACQUIRED ASSETS

2.1 Acquired Assets. At the Closing, on the terms and subject to the conditions of this Agreement, and on the basis of the representations, warranties, covenants, and agreements herein contained, Seller hereby agrees to sell, convey, assign, transfer and deliver to Buyer, and Buyer hereby agrees to purchase, accept, and take from Seller, all of the Acquired Assets, free and clear of any Encumbrances (other than the Assumed Liabilities and Permitted Encumbrances).

2.2 Excluded Assets. Except for the Acquired Assets subject to Section 2.1, Buyer expressly acknowledges and agrees that it is not purchasing or acquiring, and Seller is not selling or assigning, the Excluded Assets, if any.

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2.3 Excluded Liabilities. Except as expressly set forth in Section 2.4, Buyer shall not assume, whether as a transferee or successor, by contract, operation of law or otherwise, and Seller shall remain liable for, any and all Liabilities or Encumbrances (other than Permitted Encumbrances) of Seller of any kind whatsoever, whether known, unknown, liquidated or contingent, whether presently in existence or arising or asserted hereafter. Buyer shall not assume, whether as a transferee or successor, by contract, operation of law or otherwise, and Seller shall remain liable for, all Excluded Liabilities.

2.4 Assumed Liabilities. Subject to the terms and conditions set forth herein, Buyer shall assume and agree to pay, perform, and discharge the liabilities and obligations attributable to Buyer’s ownership or operation of the Acquired Assets after the Closing (as defined below) (collectively, the “Assumed Liabilities”).

2.5 Purchase Price; Restrictions.

(a) Purchase Price. The purchase price (“Purchase Price”) to be paid by Buyer for the Acquired Assets shall be (i) 1,000,000 shares of the Company’s Series A Preferred Stock (the “Shares”) to be issued to Seller, or his assigns, concurrently with the Closing and (ii) $100,000 USD to be paid no later than September 15, 2025.

(b) Restrictions. The Shares to be issued by Seller pursuant to this Agreement have not been registered and are being issued pursuant to a specific exemption under the Securities Act, as well as under certain state securities laws for transactions by an issuer not involving any public offering or in reliance on limited federal preemption from such state securities registration laws, based on the suitability and investment representations made by the Seller to Buyer. The Shares to be issued by Buyer to Seller pursuant to this Agreement must be held and may not be sold, transferred, or otherwise disposed of for value unless such securities are subsequently registered under the Securities Act or an exemption from such registration is available, and that the certificates representing the Shares of the Buyer’s Preferred Stock issued pursuant to this Agreement will bear a legend in substantially the following form so restricting the sale of such securities:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act. The securities have been acquired for investment and may not be sold or transferred without complying with Rule 144 in the absence of an effective registration or other compliance under the Securities Act.

2.6 Allocation of Purchase Price. The Purchase Price and the Assumed Liabilities (and other relevant items) shall be allocated for Tax purposes among the Acquired Assets in a manner as shall be mutually agreed by the Parties and if necessary, Buyer and Seller agree to complete and file Form 8594, and any other required reports in accordance with Section 1060 of the Code, with their respective federal income Tax Returns for the Tax year in which the Closing Date occurs (and any amended Form 8594, if necessary) in a manner consistent with any such agreed upon allocation.

2.7 Fair Market Value. The Parties hereby declare that the Purchase Price is consistent with the fair market value and has not been determined in any manner that takes into account, directly, or indirectly, the (i) volume or value of any business generated by either Party; (ii) volume or value of the services to performed by Buyer; or (iii) the gross or net revenues potentially generated by Buyer resulting from the transaction under this Agreement.

ARTICLE III

CLOSING

3.1 Time and Place of the Closing. Subject to the terms and conditions of this Agreement, the Closing shall take place remotely via the exchange of signatures on or before September 15, 2025, or at such other time, date or place as Seller and Buyer may mutually determine (“Closing Date”). The Closing shall be deemed effective as of 12:00 a.m. (Pacific Standard Time) on the Closing Date (“Effective Time”).

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3.2 Closing Deliveries of Seller. In addition to the other covenants set forth in this Agreement, on or prior to the Closing, Seller shall have delivered to Buyer the following:

(a) a certificate of Seller’s secretary or an assistant secretary (or equivalent officer) of Seller certifying that attached thereto are true and complete copies of all resolutions adopted by Seller’s board of directors and authorizing the execution, delivery and performance of this Agreement and the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby;

(b) If requested, a Uniform Commercial Code, tax and judgment lien search results, dated as of a date reasonably close to the Closing, with respect to any Encumbrances on the Acquired Assets from its jurisdiction of organization and each other jurisdiction in which such Seller is qualified to do business or where any Acquired Assets are located, along with evidence reasonably satisfactory to Buyer that any Encumbrances (other than Permitted Encumbrances) on the Acquired Assets have been released and discharged;

(c) a duly executed counterpart to the Bill of Sale, Assignment, and Assumption Agreement in the form attached hereto as Exhibit A (“Bill of Sale”); and

(d) such other bills of sale, deeds, assignments, certificates of title and other documents of transfer as may be reasonably requested by Buyer in order to convey to Buyer good and marketable title to all of the Acquired Assets, free and clear of all Encumbrances, except for the Permitted Encumbrances, and in order to carry out the intentions and purposes of this Agreement and the Transaction Agreements.

3.3 Closing Deliveries of Buyer. In addition to the other covenants set forth in this Agreement, on or prior to the Closing, Buyer shall have delivered to Seller the following:

(a) the electronic deliver of the shares of Common Stock representing the Purchase Price;

(b) a certificate of Buyer’s secretary or an assistant secretary (or equivalent officer) of Buyer certifying that attached thereto are true and complete copies of all resolutions adopted by Buyer’s board of directors and authorizing the execution, delivery and performance of this Agreement and the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby;

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER

As a material inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Seller represents and warrants to Buyer as of the date of this Agreement as follows:

4.1 Organization and Corporate Power. Seller is an individual and has the requisite power and authority to own, lease and operate all its properties and assets and to carry on its business as it is currently being conducted.

4.2 Authority for Agreement. Seller has full power and authority to enter and perform its obligations under this Agreement to which Seller is or will be a party and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Seller and assuming the due execution and delivery by Buyer are legal, valid, and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar Laws affecting the enforcement of creditors’ rights in general and general principles of equity.

4.3 No Violations to Result. The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby and thereby and the fulfillment by Seller of the terms hereof and thereof, do not and will not violate or breach in any material respect or constitute a default under.

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4.4 Taxes.

(a) Seller has filed (or has had filed on its behalf) on a timely basis (after giving effect to any extensions of time to file) all Tax Returns required to have been filed with respect to the Acquired Assets, and all such Tax Returns are correct and complete in all material respects. Seller has not requested or been granted any extension of time within which to file any Tax Return with respect to the Acquired Assets, which Tax Return has not since been filed.

(b) All Taxes required to have been paid by Seller with respect to the Acquired Assets (whether or not shown on any Tax Return) have been paid on a timely basis, except with respect to matters contested in good faith. There are no Encumbrances for Taxes on any of the Acquired Assets other than Permitted Encumbrances.

(c) Seller has withheld and paid over all Taxes with respect to the Acquired Assets required to have been withheld and paid over and complied with all information reporting and backup withholding requirements with respect to the Acquired Assets, in connection with amounts paid or owing to any employee, independent contractor, creditor or any other third party.

(d) There is no taxable income relating to the Acquired Assets that will be required under applicable Law to be reported by Buyer or any of its Affiliates for any period after the Closing Date which taxable income was realized (or reflects economic income arising) prior to the Closing Date.

4.5 Assets. Seller has good and marketable title to all of the Acquired Assets, free and clear of Encumbrances other than Permitted Encumbrances. No other Customer of Seller has claimed in writing to Seller any ownership in any of the Acquired Assets. Upon the Closing, Buyer will acquire exclusive, good, and marketable title to the Acquired Assets, free and clear of all Encumbrances of any kind or nature, other than Permitted Encumbrances. The tangible assets included in the Acquired Assets are, in all material respects, in good working order and condition, ordinary wear and tear excepted. True, complete, and correct copies of all leases of personal property and equipment included in the Acquired Assets have been provided or made available to Buyer.

4.6 Litigation. There is no Proceeding pending or to Seller’s Knowledge threatened in writing against the Acquired Assets before any Governmental Authority that if determined adversely to Seller would be reasonably expected to have a Material Adverse Effect. To Seller’s Knowledge, neither Seller, nor any of its officers, are subject to or in default with respect to any material notice, order, writ, injunction or decree of any Governmental Authority or arbitration tribunal relating to the Acquired Assets. There is no Proceeding by Seller relating to the Acquired Assets pending, or which Seller has commenced meaningful and material preparations to initiate, against any other Person that would be reasonably expected to have a Material Adverse Effect.

4.7 Compliance with Laws.

(a) Seller has complied in all material respects with, is not in material violation of, and has not received any written notices of a material violation with respect to, any Laws applicable to the operations of the Acquired Assets as currently conducted.

(b) Seller maintains all material Permits from any Governmental Authority necessary to carry on the operations of the Acquired Assets as presently conducted. All Permits are in full force and effect (and shall remain in full force and effect immediately after giving effect to the transactions contemplated hereby), and Seller is in material compliance with the terms thereof. Seller has fulfilled and performed all its obligations with respect to the Permits in all material respects and no event has occurred which allows, or after notice or lapse of time would reasonably be expected to allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any Permit.

(c) Seller and to Seller’s Knowledge each officer, director, or employee of Seller: (i) has not been convicted of a criminal offense; and (ii) is not under sanction, exclusion, or investigation (civil or criminal) related the operations of the Acquired Assets.

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4.8 Intellectual Property. Seller is the sole and exclusive owner of, or has, a valid and enforceable right to use all intellectual property associated with the Acquired Assets (excluding any and all third-party software therein, including but not limited to open-source software), free and clear of any Encumbrances other than Permitted Encumbrances.

4.9 Brokers. No Person has been retained by or is authorized to act on behalf of Seller who is entitled to any fee or commission as an investment banker, finder, or broker in connection with the transactions contemplated by this Agreement.

4.10 No Further Representations. Seller does not make any representations or warranties to Buyer except as contained in this Agreement, and any and all statements made or information communicated by Seller outside of this Agreement whether verbally or in writing, are deemed to have been superseded by this Agreement, it being intended that no such prior or contemporaneous statements or communications outside of this Agreement shall survive the execution and delivery of this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER

As a material inducement to Seller to enter into this Agreement and to consummate the transactions contemplated hereby Buyer represents and warrants to Seller as of the date of this Agreement as follows:

5.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Nevada and has the requisite corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted. Buyer is qualified or registered to do business and is in good standing (to the extent such concept or a comparable status is recognized) in each other jurisdiction where the nature of its business requires such qualification or registration, except where the failure to be so qualified, registered or in good standing would not reasonably be expected to result in a material adverse effect on the ability of Buyer to consummate the transactions contemplated by this Agreement.

5.2 Authority for Agreement. Buyer has full corporate power and authority to enter and perform its obligations under this Agreement to which Buyer is or will be a party and to consummate the transactions contemplated hereby and thereby. The board of directors of Buyer has duly and validly authorized the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby. No other corporate action on the part of Buyer or the board of directors of Buyer or any shareholder, officer, director, or other governing body of the foregoing is necessary to approve and authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby. This Agreement to which Buyer is a party has been duly executed and delivered by Buyer and, assuming the due execution and delivery by each other Party hereto and thereto, are legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights in general and general principles of equity.

5.3 No Violations to Result. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby and thereby and the fulfillment by Seller of the terms hereof and thereof, do not and will not: (a) violate or breach in any material respect or constitute a default under (or event which, with the giving of notice or lapse of time, or both, would become a default under), accelerate or permit the acceleration of the performance required by: (i) any of the terms of the articles of organization, bylaws, operating agreement or equivalent organizational documents, or any resolution adopted by any of the shareholders or directors of Buyer, (ii) any Contract to which Buyer is bound, or (iii) any Law applicable to Buyer; (b) give any Person any rights to accelerate performance or maturity, to declare a default or to exercise any remedy, under any Contract to which Buyer is bound or to cancel, terminate or modify any such Contract; (c) give any Governmental Authority or other Person the right to prohibit any of the transactions contemplated by this Agreement; (d) give any Governmental Authority the right to revoke, withdraw, suspend, cancel, modify or terminate any Permit held by Buyer that is necessary to own the Acquired Assets; (e) require on the part of Buyer to make any notice to, filing with, or consent of, any Governmental Authority with respect to any Permit held by Buyer; or (f) result in the creation or imposition of any Encumbrance upon any of its material assets or the Acquired Assets on or after the Closing Date. No notice to, filing with, or consent of, any Person is, or will be, triggered by, the authorization, approval, execution, delivery or performance by Buyer of this Agreement or the consummation by Buyer of the transactions contemplated hereby or thereby, except where the obligation to make such notice, filing or consent would not reasonably be expected to result in a material adverse effect on the financial condition, business, results of operations or technology of the Buyer or the right or ability of Buyer to consummate the transactions contemplated by this Agreement.

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5.4 Litigation. There is no Proceeding pending or to Buyer’s Knowledge threatened against, by or affecting Buyer or any Affiliate of Buyer that challenge or seek to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement.

5.5 Solvency. Buyer is not entering into this Agreement with the intent to hinder, delay or defraud any Person to which any of Buyer or Seller is, or may become, indebted. Immediately after the Closing and after giving effect to this Agreement and the other transactions contemplated hereby and thereby, Buyer will not be rendered insolvent (i.e., its financial condition is such that the sum of its debts is less than the fair value of its assets and the present fair salable value of its assets will be more than the amount required to pay its probable liability on debts as they become absolute and matured, including a reasonable estimate of the amount of all contingent liabilities).

5.6 Due Diligence. Buyer has conducted its own independent investigation, review, and analysis of the Acquired Assets, and acknowledges that it has been provided adequate access to the assets, books and records, and other documents and data of Seller for such purpose. Buyer acknowledges and agrees that it is relying (and will rely) solely on such investigations and inquiries, and the express representations and warranties of Seller set forth in this Agreement for all matters related to this Agreement.

5.7 Brokers. No Person has been retained by or is authorized to act on behalf of Buyer who is entitled to any fee or commission as an investment banker, finder, or broker in connection with the transactions contemplated by this Agreement.

5.8 No Further Representations. Buyer makes no further representations or warranties to Seller except as contained in this Article V, and any and all statements made or information communicated by Buyer or any of its Representatives outside of this Agreement (including by way of the documents provided in response to written diligence requests and any management presentations provided), whether verbally or in writing, are deemed to have been superseded by this Agreement, it being intended that no such prior or contemporaneous statements or communications outside of this Agreement shall survive the execution and delivery of this Agreement.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1 Access to Properties and Records. After the Closing Date, Seller shall provide Buyer and its Representatives with reasonable access, subject to applicable Law, at reasonable times, on reasonable notice and during ordinary business hours to Seller’s personnel and such information related to the Acquired Assets in Seller’s possession or control as is reasonably necessary for financial reporting, human resources, contract administration, audit, regulatory compliance and accounting matters, the preparation and filing of any Tax Returns, reports or forms, or the defense of any Tax claim or assessment or other litigation, and Buyer and its Representatives shall be permitted to make extracts from, or take copies of, any books, records or other documentation related to the Acquired Assets as may be reasonably necessary for any such purposes; provided, that, the foregoing shall not require Seller to disclose any information of Seller or the Acquired Assets subject to attorney-client privilege or to the extent that such disclosure would contravene any applicable Law. For a period of three (3) years after the Closing Date, Seller shall maintain the books and records in existence as of the Closing Date relating to the Acquired Assets that it retains following the Closing Date.

6.2 Governmental Approvals and Consents. At all times from the Closing Date and running until all Governmental Authority approvals are obtained concerning the transfer of the Acquired Assets from Seller to Buyer, each of Buyer and Seller shall, at their own sole cost and expense, as promptly as possible to make, or cause or be made, all applications, filings and submissions required under any Law applicable to such Acquired Assets, if any.

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6.3 Publicity. From and after the Closing Date, unless otherwise required by applicable Law or by stock exchange requirements or market rules, no Party shall make any public announcements in respect of this Agreement or the other Transaction Agreements or the transactions contemplated by this Agreement or the other Transaction Agreements or otherwise communicate with any news media without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed), and the Parties shall cooperate as to the timing and contents of any such announcement. Buyer and Seller shall mutually determine the form and substance of any press release, publicity or other public communication related to this Agreement or the other Transaction Agreements or the transactions contemplated hereby or thereby. Unless previously approved in writing by Buyer and Seller, no Party shall make any disclosure of this Agreement or the existence, terms and conditions hereof (whether or not in response to an inquiry about the existence or subject matter of this Agreement), other than: (i) to its Representatives in connection with the transactions contemplated by this Agreement, which Representatives shall be subject to customary confidentiality obligations with respect thereto; (ii) internal announcements to their respective employees, which employees shall be subject to customary confidentiality obligations with respect thereto; and (iii) as required by Law.

6.4 Further Assurances. Subject to the other provisions hereof, from and after the Execution Date, at the request of any Party and without further consideration, except as otherwise stated below, each Party agrees to take, or cause to be taken, all actions, and to do, or cause to be done as promptly as practicable, all things reasonably necessary, proper, or advisable to consummate and make effective the Asset Purchase and the transactions contemplated hereby. Without limiting the foregoing, the Parties shall execute such further documents, deeds, bills of sale, assignments and assurances and take such further actions as may reasonably be required by the other Party or Parties hereto to consummate the Asset Purchase and to vest Buyer with full title to all of the Acquired Assets, free and clear of all Encumbrances, other than Permitted Encumbrances, in accordance with the terms of this Agreement, and, to the fullest extent permitted by Law or contract, to put Buyer in actual possession and operating control of the Acquired Assets.

6.5 Acquired Assets; Failure to Obtain Required Approval. If any Acquired Assets are not assignable or transferable (each, a “Non-Transferable Asset”) without consent of a third party thereto, and if any such consent was not obtained on or prior to the Closing Date, this Agreement and the related instruments of transfer shall not constitute an assignment or transfer of such Non-Transferable Asset, and Buyer or its designee(s) shall not assume Seller’s rights or obligations under such Non-Transferable Asset (and such Non-Transferable Asset shall not be included in the Acquired Assets), and instead the Parties shall use commercially reasonable efforts to obtain any such consent as soon as reasonably practicable after the Closing Date and thereafter shall transfer and assign to Buyer such Non-Transferable Assets for no additional consideration. Following any such assignment or transfer, such Non-Transferable Assets shall be deemed Acquired Assets for purposes of this Agreement.

6.6 Non-Disparagement. Each Party shall not, and shall use its commercially reasonable efforts to cause its directors, managers, officers, employees and Affiliates not to, disparage or make any false or inaccurate statements (whether in oral, written, electronic or other form) to any media source, industry member-company or group, or financial institution regarding the other Party or such other Party’s Affiliates; provided, however, that the foregoing shall not prohibit the making of truthful statements in the course of sworn testimony in Proceedings (including, without limitation, depositions in connection with such Proceedings) or otherwise as required by Law.

ARTICLE VII

Conditions to Obligation to Close

7.1 Conditions to Obligation of Buyer. The obligation of Buyer to consummate the transactions contemplated hereby is subject to satisfaction or Buyer’s written waiver, at or prior to Closing, of the following conditions:

(a) Representations and Warranties. Each of the representations and warranties set forth herein above shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties (except to the extent any such representation or warranty speaks as of the date of this Agreement or any other specific date, in which case such representation or warranty shall have been true and correct as of such date), except where the failure of such representations and warranties to be true and correct would not have a material adverse effect on Buyer’s ability to consummate the transactions contemplated hereby.

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(b) Performance by Seller. Seller shall have performed and complied in all material respects with all its covenants, agreements, and obligations hereunder through the Closing.

(c) Delivery of Closing Documents. Seller shall have delivered to Buyer each of the items listed in Section 3.2 at or before the Closing.

7.2 Conditions to Obligations of Seller. The obligation of Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction or Seller’s written waiver, at or prior to Closing, of the following conditions:

(a) Representations and Warranties. Each of the representations and warranties set forth in Article VII above shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties (except to the extent any such representation or warranty speaks as of the date of this Agreement or any other specific date, in which case such representation or warranty shall have been true and correct as of such date).

(b) Performance by Buyer. Buyer shall have performed and complied in all material respects with all its covenants, agreements, and obligations hereunder through the Closing.

(c) Delivery of Closing Documents. Buyer shall have delivered to Seller each of the items listed in Section 3.3 at or before the Closing.

ARTICLE VIIi

SURVIVAL AND INDEMNIFICATION

8.1 Indemnification by Seller. Subject to Section 8.6, Seller covenants and agrees to indemnify, protect, and hold each of the Buyer Indemnified Parties harmless from, against and in respect of all Damages suffered, sustained, incurred or paid by any Buyer Indemnified Party, in each case in connection with, resulting from or arising out of: (a) the breach of any representation or warranty made by Seller set forth in this Agreement; (b) the breach of any covenant or agreement on the part of Seller set forth in this Agreement; and (c) any Excluded Asset or Excluded Liability.

8.2 Indemnification by Buyer. Subject to Section 8.6, Buyer covenants and agrees to indemnify, protect and hold each of the Seller Indemnified Parties harmless from, against and in respect of all Damages suffered, sustained, incurred or paid by any Seller Indemnified Party, in each case in connection with, resulting from or arising out of: (a) the breach of any representation or warranty made by Buyer set forth in this Agreement; (b) the breach of any covenant or agreement on the part of Buyer set forth in this Agreement; and (c) any other Liability (other than Excluded Liabilities) attributable to Buyer’s ownership or operation of the Acquired Assets after the Closing.

8.3 Indemnification Procedures.

(a) If a claim for Damages is to be made by any Buyer Indemnified Party or Seller Indemnified Party, as the case may be (the “Indemnified Party”), that does not involve a third party, such Indemnified Party shall give written notice (a “Claim Notice”) to Buyer or Seller, as the case may be (the “Indemnifying Party”), within a reasonable time after such Indemnified Party becomes aware of any fact, condition or event giving rise to Damages for which indemnification may be sought; however, that any failure on the part of the Indemnified Party to so notify the Indemnifying Party shall not limit any of the obligations of the Indemnifying Party or any of the rights of the Indemnified Party under this Article VII (except to the extent such failure materially prejudices the defense of such claim, demand or Proceeding or the Indemnifying Party forfeits rights or defenses by reason of such failure).

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(b) The indemnified party shall give the indemnifying party prompt written notice of the assertion of any third-party claim of which the indemnified party has knowledge, which is covered by the indemnity agreement set forth above. The indemnifying party will undertake the defense thereof by representatives chosen by the indemnifying party, but acceptable to the indemnified party in its reasonable discretion. If the indemnifying party, within a reasonable time after notice of any such claim fails to defend, the indemnified party will have the right to undertake the defense, compromise, or settlement of such claim on behalf of and for the account and risk of the indemnifying party, subject to the right of the indemnifying party to assume the defense of such claim at any time prior to settlement, compromise, or final determination thereof. Anything in this Section 8.4 to the contrary withstanding, if there is a reasonable probability that a claim may materially and adversely affect the Buyer other than as a result of money damages or other payments, the Buyer shall have the right, at the cost and expense of the indemnifying party, to defend, compromise, or settle such claim. After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction, or a settlement shall have been consummated, or the parties shall have arrived at a mutually binding agreement, with respect to each separate third party claim indemnified hereunder, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party with respect to such claim and the indemnifying party shall pay such sums to the indemnified party in cash or by certified check, within thirty (30) days after the date of such notice.

8.4 Cooperation. From and after the delivery of a notice of a claim for indemnification under this ARTICLE VIII, Buyer, on the one hand, and Seller, on the other hand, shall reasonably cooperate with and grant the other Parties and their respective Representatives reasonable access, during normal business hours, to the books, records, personnel, and properties of such Party to the extent reasonably related to such claim. Notwithstanding the foregoing, no Party shall have any obligation under this Section 8.4 to make available any information if making such information available would (a) jeopardize any attorney-client privilege, or (b) contravene any applicable Law, fiduciary duty or binding agreement (including any confidentiality agreement to which such Party is a party) (it being understood that each Party shall cooperate in any reasonable efforts and requests for waivers that would enable otherwise required disclosure to occur without contravening such Law, duty or agreement).

8.5 Survival of Representations, Warranties, and Covenants. All representations, warranties, and covenants contained in this Agreement and any certificate delivered pursuant hereto shall survive the Closing for a period of fifteen (15) months after the Closing Date, and shall thereafter expire; provided, however, that (a) the Excluded Representations shall survive for thirty (30) days after the expiration of the applicable statute of limitations and (b) claims based on Fraud shall survive without limitation (as applicable, the “Survival Period”). Except as provided herein, no claim for indemnification for a breach of representation or warranty may be made under this Article VIII after the expiration of the applicable Survival Period. Notwithstanding the foregoing, any representation, warranty, and covenant with respect to which a claim has been duly made under this Article VIII for breach thereof prior to the end of the applicable Survival Period otherwise applicable to such representation, warranty and covenant shall survive until such claim is resolved.

8.6 Limitations on Indemnification. No party shall have any liability under this Agreement unless notice of such claim is given on or before the latter of (i) the second anniversary of the Closing Date or (ii) the second anniversary of the date on which such claim accrued. However, claims may be asserted with respect to Product Liability matters, tax matters, environmental matters, or ERISA matters at any time on or before the date upon which the loss or liability to which any such claim may relate is barred by all applicable statutes of limitation.

8.7 Exclusive Remedies. Subject to Section 9.3, the Parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from Fraud on the part of a party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Article VIII. In furtherance of the foregoing, except with respect to Section 9.3, each party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this Article VII. Nothing in this Section 8.7 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled pursuant to Section 9.3 or to seek any remedy on account of any Fraud by any Party hereto.

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ARTICLE iV

MISCELLANEOUS

9.1 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon Seller, Buyer and their respective successors and permitted assigns; provided, however, that no Party shall make any assignment of this Agreement or any interest herein without the prior written consent of the other Parties, and any such purported assignment without such prior written consent shall be void and of no force or effect; provided, however, that Buyer may assign all or any of its respective rights and obligations hereunder, upon reasonable written notice to Seller, (i) after the Closing, in connection with a merger, consolidation or sale of all or substantially all of the assets of Buyer, or (ii) as collateral security to any lender to Buyer. Any such assignment will not relieve the Party making the assignment from any Liability under this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns, and any reference to a Party shall also be a reference to the successors and permitted assigns thereof.

9.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts made and to be performed entirely within such State. Each of the Parties hereto (i) hereby submits itself to the exclusive jurisdiction of any federal court located in the State of Nevada or any Nevada state court having subject matter jurisdiction in the event any dispute arises out of this Agreement in either case located in Clark County, Nevada, (ii) agrees that venue will be proper as to Proceedings brought in any such court with respect to such a dispute, (iii) will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court, and (iv) agrees to accept service of process at its address for notices pursuant to this Agreement in any such action or Proceeding brought in any such court.

9.3 Specific Performance; Remedies.

(a) Each Party acknowledges that the other Parties shall be irreparably harmed and that there shall be no adequate remedy at Law for any violation by any of them of any of the covenants or agreements contained in this Agreement. It is accordingly agreed that, in addition to, but not in lieu of, any other remedies that may be available upon the breach of any such covenants or agreements, each Party shall have the right to obtain injunctive relief to restrain a breach or threatened breach of, or otherwise to obtain specific performance of, the other Parties’ covenants and agreements contained in this Agreement.

(b) Except as otherwise provided herein, all rights and remedies of the Parties under this Agreement shall be cumulative, and the exercise of one or more rights or remedies shall not preclude the exercise of any other right or remedy available under this Agreement or applicable Law.

9.4 Severability. Each section, subsection and lesser section of this Agreement constitutes a separate and distinct undertaking, covenant and/or provision hereof. In the event that any provision of this Agreement shall finally be determined to be unlawful, such provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect; provided, however, that upon such determination that any term or other provision is unlawful, the Parties hereto shall modify this Agreement so as to effect the original intent of the Parties as closely as possible in a legally valid manner in order that each transaction contemplated hereby is consummated as originally contemplated to the greatest extent possible.

9.5 Amendment. This Agreement may be amended, supplemented, or modified only by execution of a written instrument signed by Buyer and Seller.

9.6 Waiver. Either Buyer (with respect to Buyer), on the one hand, or Seller (with respect to Seller), on the other hand, may to the extent permitted by applicable Law (a) extend the time for the performance of any of the obligations or other acts of Seller or Buyer, as applicable, (b) waive any inaccuracies in the representations and warranties of Seller or Buyer, as applicable, contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements of Seller or Buyer, as applicable, contained herein. No such extension or waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party extending the time of performance or waiving any such inaccuracy or non-compliance. No waiver by any Party of any term of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term of this Agreement on any future occasion.

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9.7 Notices. All notices, requests, consents, waivers and other communications required or permitted to be given hereunder shall be in writing or by facsimile or by email and shall be deemed to have been duly given (a) if personally delivered, upon delivery or refusal of delivery, (b) if mailed by registered or certified United States mail, return receipt requested, postage prepaid, upon delivery or refusal of delivery, (c) if sent by a nationally recognized overnight delivery service, upon delivery or refusal of delivery, or (d) if sent by email, upon transmission if during normal business hours on a Business Day or upon the opening of business on the subsequent Business Day if transmitted after normal business hours. All notices, consents, waivers, or other communications required or permitted to be given hereunder shall be addressed to such address as set forth on the signature page hereof or at such other address or addresses as the Party addressed may from time to time designate in writing pursuant to notice given in accordance with this Section 9.7.

9.8 Expenses. Except as otherwise provided hereunder, all costs and expenses of Seller (including, without limitation, financial advisory fees, legal fees and expenses, broker and finder fees, and fees and expenses of accountants) incurred by Seller in connection with the transactions contemplated hereby shall be borne by Seller, and all costs and expenses of Buyer (including, without limitation, financial advisory fees, legal fees and expenses, broker and finder fees, and fees and expenses of accountants) incurred by Buyer in connection with the transactions contemplated hereby shall be borne by Buyer.

9.10 Absence of Third-Party Beneficiary Rights. Except for Article VII (which shall be for the benefit of the Indemnified Parties), no provision of this Agreement is intended, or will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any Person other than the Parties hereto.

9.11 Mutual Drafting. This Agreement is the mutual product of the Parties, and each provision hereof has been subject to the mutual consultation, negotiation, and agreement of each of the Parties, and shall not be construed for or against any Party hereto, but according to the application of the rules of interpretation of contracts. Each Party waives the application of any Law or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

9.12 Further Representations. Each Party acknowledges and represents that it has been represented by its own legal counsel in connection with the transactions contemplated by this Agreement, with the opportunity to seek advice as to its legal rights from such counsel. Each Party further represents that it is being independently advised as to the Tax or securities consequences of the transactions contemplated by this Agreement and is not relying on any representations or statements made by any other Party as to such Tax and securities consequences.

9.13 Gender. Unless the context clearly indicates otherwise, where appropriate the singular shall include the plural and the masculine shall include the feminine or neuter, and vice versa, to the extent necessary to give the terms defined herein and/or the terms otherwise used in this Agreement the proper meanings.

9.14 Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

9.15 Counterparts. This Agreement may be executed in two or more counterparts, each of which when executed and delivered shall be deemed an original and all of which, taken together, shall constitute one and the same agreement. This Agreement and any document or schedule required hereby may be executed and delivered by facsimile or electronic mail of a “.pdf” data file, which shall be considered legally binding for all purposes.

9.16 Entire Agreement; Amendments. This Agreement, those documents expressly referred to herein, including all appendices, exhibits and schedules hereto, and the other documents of even date herewith, embody the complete agreement and understanding among the Parties and supersede and preempt any prior understandings, agreements, or representations by or among the Parties, written or oral, which may have related to the subject matter hereof.

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[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, each Party hereto has signed, or has caused to be signed by its officer thereunto duly authorized, this Agreement as of the Execution Date.

BUYER:

NEURALBASE AI LTD.

By:	/s/ Vighnesh Dobale
Name:	Vighnesh Dobale
Title:	CEO

SELLER:

AHMED MOHAMMED ZAHEER UDDIN

By:	/s/ Ahmed Mohammed Zaheer Uddin
Name:	Ahmed Mohammed Zaheer Uddin
An:	Individual

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EXHIBITS

Exhibit A	Bill of Sale, Assignment, and Assumption Agreement

SCHEDULES

Schedule 1.1	Acquired Assets
Schedule 1.2	Specified Excluded Assets
Schedule 1.3	Permitted Encumbrances

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EXHIBIT A

BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT

This BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT is entered into as of July 29, 2025, (the “Execution Date”) by and among, on one hand, NeuralBase AI Ltd., a Nevada corporation (“Buyer”), and Ahmed Mohammed Zaheer Uddin, an individual, (“Seller”). Buyer and Seller are sometimes referred to herein individually as a “Party” and collectively as the “Parties” to this Agreement.

RECITALS

WHEREAS, pursuant to that certain Asset Purchase Agreement, dated as of July 29, 2025, by and between Seller and Buyer, Buyer has agreed to purchase from Seller and Seller has agreed to sell, transfer, assign, convey, and deliver to Buyer the “Acquired Assets” (as such term is defined in the “Asset Purchase Agreement”). All other capitalized terms used, but not defined, herein shall also have those meanings assigned to them in the Asset Purchase Agreement.

AGREEMENT

NOW, THEREFORE, pursuant to the Asset Purchase Agreement and in consideration of the premises set forth therein, and for good and valuable consideration as set forth therein, the receipt and adequacy of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

1. Transfer and Assignment of the Acquired Assets. In accordance with, and subject to, all the terms and conditions of the Asset Purchase Agreement, Seller hereby irrevocably sells, assigns, grants, conveys, transfers, and delivers (the “Transfer”) to Buyer, its successors and assigns, all of Seller’s right, title, and interest in and to the Acquired Assets.

2. Assumed Liabilities. In consideration for the Transfer of the Acquired Assets on the date hereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer, by this Agreement, hereby assumes and becomes responsible for all liabilities and obligations with respect to, and becomes fully responsible for, the assumed liabilities, if any.

3. Waiver of Moral Rights. Except to the extent that any such waiver is prohibited by law, Seller hereby waives the benefits of any provision of law known as “moral rights” or any similar law in any country of the world (including under Section 106A of the U.S. Copyright Act of 1976, as amended) and agrees not to institute, support, maintain or permit any action or lawsuit on the ground that any Asset or any version of any Acquired Assets used, modified or exploited by Buyer, its assignees or licensees, in any way constitutes an infringement of any of Seller’s moral rights or is in any way a defamation or mutilation of such Acquired Assets or any part thereof or contains unauthorized variations, alterations, modifications, changes or translations.

4. Further Assurances. If at any time at or after the date hereof Buyer either considers or is advised that any deed, other instrument of conveyance or Transfer, assignment, assumption or assurance or other documentation or the taking of any other act is necessary, desirable, or proper to vest, perfect or confirm in Buyer, its successors or assigns, of record or otherwise, the title to any of the Acquired Assets, Seller agrees, at Buyer’s expense, to execute and deliver all such reasonable deeds, instruments, assignments, assumptions, assurances and documents and to do all things reasonably necessary, desirable or proper to vest, perfect or confirm title to such Assets in Buyer, its successors or assigns, and otherwise to carry out the purposes of this Agreement. Seller agrees, at Buyer’s expense, to assist Buyer, its successors or assigns, in every proper way to protect Buyer’s, its successors or assigns’, rights in the Acquired Assets throughout the world, including, without limitation, executing in favor of Buyer, its successors or assigns, patent, copyright, and other applications and assignments relating to the Assets.

5. Validity of Ownership. Seller agrees not to challenge the validity of the ownership by Buyer, its successors, and assigns, of any of the Acquired Assets.

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6. Delivery. Seller hereby represents that all Acquired Assets and components thereof have been delivered to Buyer as of the date hereof; provided, however, that from and after the date hereof, if Seller becomes aware of any Acquired Assets in its possession that was not delivered to Buyer as of the date hereof, Seller shall, at Seller’s expense, promptly notify Buyer of any such Acquired Assets, and deliver any such Acquired Assets to Buyer in accordance with Buyer’s reasonable instructions. Seller’s failure to deliver any Acquired Assets hereunder shall, under no circumstances, give rise to any monetary damages or liability whatsoever under this Agreement, and Seller’s only obligations (and Buyer’s only remedy) under this Agreement is to cause the prompt delivery of such Acquired Assets to Buyer.

7. Counterparts. This Agreement may be executed by facsimile and in multiple counterparts, which, when taken together, shall be deemed a single original instrument.

8. Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of Nevada, with no effect given to the principles of conflicts of law.

9. Succession and Assignment. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto. No party may assign any of its rights or obligations hereunder without the express written consent of the other parties hereto, which consent may not be unreasonably withheld or delayed.

10. Entire Agreement. This Agreement and the Asset Purchase Agreement: (i) set forth the entire agreement of the parties respecting the subject matter hereof, (ii) supersede any prior and contemporaneous understandings, agreements, or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof, and (iii) may not be amended orally, and no right or obligation of any party may be altered, except as expressly set forth in a writing signed by the parties thereto.

IN WITNESS WHEREOF, each Party hereto has signed, or has caused to be signed by its officer thereunto duly authorized, this Agreement as of the Execution Date.

BUYER:

NEURALBASE AI LTD.

By:	/s/ Vighnesh Dobale
Name:	Vighnesh Dobale
Title:	CEO

SELLER:

AHMED MOHAMMED ZAHEER UDDIN

By:	/s/ Ahmed Mohammed Zaheer Uddin
Name:	Ahmed Mohammed Zaheer Uddin
An:	Individual

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Schedule 1.1

Acquired Assets

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Schedule 1.1 – Acquired Assets

HeartEase – AI-Powered Early Detection of Heart Abnormalities

Overview: HeartEase is a mobile and AI-driven diagnostic platform designed to detect early signs of heart conditions using a smartphone’s built-in microphone. The platform is engineered to provide low-cost, scalable, and rapid diagnostics in clinical and low-resource settings.

Key Features and Components:

1.	Mobile Diagnostic Application:

○	Records heart sounds directly through the smartphone microphone, eliminating the need for external hardware.
○	Interfaces with the backend AI engine to deliver instant diagnostic feedback for early intervention and screening.
○	Built for deployment in rural clinics, mass health campaigns, and low-resource environments.

2.	AI Engine & Models:

○	Clinically trained AI models capable of detecting heart murmurs and classifying heart sounds as normal or abnormal.
○	Fully developed and validated using curated clinical datasets.
○	Includes all underlying algorithms, training methodologies, neural network weights, machine learning pipelines, and any derivative works

3.	Platform Roadmap & Multi-Condition Expansion:

○	Existing architecture and technical documentation supporting future diagnostic modules, including lung disease, anemia, and diabetes screening.
○	Roadmap and related research materials covering multi-condition diagnostic expansion.

4.	Privacy & Offline Capabilities:

○	Embedded privacy and security protocols, including planned offline diagnostic capabilities for sensitive environments.
○	All associated encryption protocols, data handling frameworks, and data anonymization techniques.

5.	Software & Source Code:

○	All software, source code, object code, APIs, databases, scripts, utilities, and development tools associated with the HeartEase platform.
○	Mobile integrations, user interface/UX design assets, test harnesses, quality assurance environments, and cloud infrastructure code.

6.	Intellectual Property & Proprietary Rights:

○	All worldwide rights, title, and interest in and to any and all Intellectual Property Rights, whether registered, unregistered, applied for, or under development, including but not limited to:

◾	Patents, patent applications, and invention disclosures.
◾	Trademarks, service marks, trade names, logos, and branding associated with HeartEase.
◾	Copyrights in software, documentation, images, audio, and training datasets.
◾	Trade secrets, know-how, processes, techniques, methods, formulae, and algorithms.
◾	Domain names, social media handles, and any associated digital presence.

7.	Data Assets & Clinical Datasets:

○	All datasets used for training and validating the HeartEase AI models, including derived, curated, and synthetic datasets.
○	All rights to data generated by the platform, clinical trials, pilot studies, or field testing.

8.	Documentation & Process Materials:

○	Product and technical documentation, user manuals, developer notes, product roadmaps, and maintenance guides.
○	Design mock-ups, wireframes, prototypes, and testing documentation.

9.	Third-Party Agreements & Rights:

○	All rights, benefits, and interests under any contracts, licenses, sublicenses, service agreements, or collaborative development agreements relating exclusively to HeartEase.
○	Includes any vendor or supplier relationships, clinical research partnerships, and exclusivity arrangements.

10.	Tangible Assets & Prototypes:

○	Any existing hardware prototypes or accessories, testing rigs, and equipment used for validating HeartEase functionality.

The Acquired Assets include all other assets, properties, rights, and interests of any kind, tangible or intangible, whether now existing or hereafter acquired, that are used or intended for use exclusively in connection with the HeartEase platform, including improvements, enhancements, modifications, and derivative works, but excluding any Excluded Assets identified in Schedule 1.2.

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Schedule 1.2

Specified Excluded Assets

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Specified Excluded Assets:

None.

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Schedule 1.3

Permitted Encumbrances

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Permitted Encumbrances:

None.

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